EXHIBIT 10.16

Second Modification Agreement

November 12, 2009

Lifeway Foods, Inc.
Fresh Made, Inc.
Helios Nutrition Limited
Pride of Main Street Dairy, LLC StarFruit, LLC
c/o 6431 W. Oakton Street
Morton Grove, Illinois 60053 Attention: Edward Smolyansky

Re:
Modification of that certain LOAN AND SECURITY AGREEMENT dated as of February 6, 2009, as amended by that certain First Modification Agreement dated as of August 13, 2009 (collectively, the "Agreement"), by and between LIFEWAY FOODS, INC., an Illinois corporation ("Lifeway"), FRESH MADE, INC., a Pennsylvania corporation ("FMI"), LFI ENTERPRISES, INC., an Illinois corporation now dissolved ("LFI"), HELIOS NUTRITION LIMITED, a Minnesota corporation ("Helios"), PRIDE OF MAIN STREET DAIRY, LLC, a Minnesota limited liability company ("Pride") and STARFRUIT, LLC, an Illinois limited liability company ("Starfruit"), and THE PRIVATEBANK AND TRUST COMPANY (the "Bank"). Lifeway, FMI, Helios, Pride and Starfruit are hereinafter sometimes individually referred to as a "Borrower" and collectively as the "Borrowers." Capitalized terms used herein which are not defined shall have the meanings ascribed to them in the Agreement.

Dear Mr. Smolyansky:

The Borrowers have requested that the Bank modify Section 10.3 of the Agreement to increase the amount of Capital Expenditures permitted in any fiscal year from $750,000 to $2,000,000. The Bank has agreed to such amendment subject to the following:

1. Except as expressly provided in this Second Modification Agreement, all terms and conditions of the Agreement and Loan Documents shall remain in full force and effect, without modification or limitation, and are hereby ratified and confirmed in all respects.

2. All representations, warranties and covenants contained in the Agreement and Loan Documents are hereby reconfirmed as of the date hereof (other than those representations and warranties related to LFI which has previously been liquidated and dissolved).

3. From and after the date hereof, Section 10.3 of the Agreement is hereby amended and restated in its entirety as follows:

10.3 Capital Expenditures.  The Borrowers and their Subsidiaries shall not collectively incur Capital Expenditures in an amount greater than Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate in each fiscal year, tested quarterly commencing September 30, 2009.

4. This Second Modification Agreement shall not constitute a consent to any other inaction or action by the Borrowers (including, but not limited to, any default, whether known or undiscovered under the Agreement or Loan Documents) nor shall it operate as a waiver of any other right, power, or remedy of the Bank under, or of any provision contained in, the Agreement or any Loan Document or under applicable law (all of which rights and remedies are hereby expressly reserved by the Bank), except as specifically provided herein. Without limiting the Bank's rights upon the occurrence of any default under the Agreement or Loan Documents, in the event any Borrower fails to comply with any requirement of this Second Modification Agreement, such failure shall constitute a default under the Agreement entitling the Bank to pursue all remedies available to it under the Agreement and/or Loan Documents. Nothing in this Second Modification Agreement, any other correspondence, any oral communications between the Bank and any Borrower or the making of any advances to any Borrower under the Agreement or Loan Documents shall be construed to be or is a waiver, modification or release of any other default, whether now existing or hereafter arising, or any of the Bank's rights and remedies under the Agreement or Loan Documents or any other documents or agreements applicable to the loans evidenced thereby.

5. In consideration of the execution and delivery of this Second Modification by Bank, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by Bank arising under the Agreement and the other Loan Documents, each Borrower hereby irrevocably releases and forever discharges Bank and each of its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrowers may now have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent whatsoever (collectively, "Claims"). Borrowers represent and warrant to Bank that they have not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise. Borrowers shall jointly and severally indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

6. The Borrowers, jointly and severally, represent and warrant that the execution, delivery and performance of this Second Modification Agreement are within the authority of Borrowers and have been duly authorized by all necessary action.

7. This Second Modification Agreement shall only become effective upon execution by the Borrowers and the Bank.

8. Wherever possible, each provision of this Second Modification Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Second Modification Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Second Modification Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to either party hereunder.

9. This Second Modification Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same instrument. Receipt of an executed signature page to this letter by facsimile or other electronic transmission shall constitute effective delivery thereof.

[SIGNATURE PAGE FOLLOWS]

Please sign and date this letter in the space provided below indicating your acceptance of the terms of this Second Modification Agreement.

Sincerely, THE PRIVATEBANK AND TRUST COMPANY By: /s/ Thomas G. Estey Name: Thomas G. Estey Title: Managing Director

BORROWERS:

ACKNOWLEDGED AND AGREED:  November 12, 2009

LIFEWAY FOODS, INC.

By: /s/ Julie Smolyanksy
Title:  President

FRESH MADE, INC.

By: /s/ Edward Smolyansky
Title:  President , CEO

HELIOS NUTRITION LIMITED

By: /s/ Julie Smolyanksy
Title:  President

PRIDE OF MAIN STREET DAIRY, LLC

By: /s/ Julie Smolyanksy
Title:  President

STARFRUIT, LLC

By: /s/ Julie Smolyanksy
Title:  President